Exhibit 10.1

AMENDMENT NO. 1	PAGE 1
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
AMENDMENT NO. 1 TO
JOINT FACILITIES AGREEMENT
BY AND AMONG
CENTRAL MINNESOTA MUNICIPAL POWER AGENCY,
GREAT RIVER ENERGY,
HEARTLAND CONSUMERS POWER DISTRICT,
MONTANA-DAKOTA UTILITIES CO.,
A DIVISION OF MDU RESOURCES GROUP, INC.,
NORTHWESTERN CORPORATION,
dba NORTHWESTERN ENERGY,
OTTER TAIL CORPORATION,
dba OTTER TAIL POWER COMPANY,
SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY,
AND
WESTERN MINNESOTA MUNICIPAL POWER AGENCY
JULY 13, 2006

AMENDMENT NO. 1	PAGE 2
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
AMENDMENT NO. 1 TO
JOINT FACILITIES AGREEMENT
     THIS AMENDMENT NO. 1 TO JOINT FACILITIES AGREEMENT (this “Amendment”) is made as of July 13, 2006 (the “Effective Date”), by and among Central Minnesota Municipal Power Agency, an agency incorporated under the laws of Minnesota, Great River Energy, a cooperative corporation incorporated under the laws of Minnesota, Heartland Consumers Power District, a consumers power district formed and organized under the South Dakota Consumers Power District Law (Chapter 49-35 of the South Dakota Codified Laws), Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a corporation incorporated under the laws of the State of Delaware, NorthWestern Corporation (formerly known as NorthWestern Public Service Company), a corporation incorporated under the laws of the State of Delaware, doing business as NorthWestern Energy, Otter Tail Corporation, a corporation incorporated under the laws of Minnesota, doing business as Otter Tail Power Company, Southern Minnesota Municipal Power Agency, a municipal corporation and political subdivision of the State of Minnesota, and Western Minnesota Municipal Power Agency, a municipal corporation and political subdivision of the State of Minnesota (each individually a “Party” or “Owner” and, collectively, the “Parties” or “Owners”).
RECITALS
     WHEREAS, the Parties desire to amend that certain Joint Facilities Agreement among the Parties, dated as of June 30, 2005 (the “Agreement”), to reflect changes to clarify construction risk and management governing responsibility for property damages to the Plants.
     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Amendment, the Parties covenant and agree as follows:
     1. Capitalized Terms. Unless otherwise defined herein or unless the context clearly requires a different meaning, the capitalized words and phrases used herein shall have the same meanings ascribed to them in the Agreement or the other Project Documents, as the case may be.
     2. Amendments. The Agreement is amended as follows:
     (a) Section 11.02 of the Agreement is hereby amended and new Sections 12.03 and 12.04 are hereby added to the end of Article XII of the Agreement:
11.02. Insurance. As soon as reasonably practicable after the Effective Date, the E&O Committees shall jointly develop a plan for purchasing an insurance policy or policies on a joint or several basis as may be agreed upon, which may include, without limitation, those types of insurance policies listed on Schedule 11.02 and any other insurance policies the E&O Committees deem necessary with respect to the Joint Facilities and the operation of the same (such policies, collectively, “Owners’ Insurance”). When developing the plan pursuant to this Section 11.02,

AMENDMENT NO. 1	PAGE 3
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
the E&O Committees shall endeavor, if possible, to recommend the purchase of a single policy and shall also decide whether to purchase a joint loss endorsement with respect to the Owners’ Insurance; provided, however, that, except to the extent of the waiver and release of liability by each Group to the other for insured property damage pursuant to Section 12.03, each Group shall maintain insurance against loss or damage from such hazards and risks for which it provides indemnification pursuant to this Agreement with reasonable limits, deductibles, self-insured retentions, and such endorsements that are reasonable under the circumstances. The BSP II Group shall require its contractors and subcontractors to maintain similar insurance only as it relates to property damage caused by such contractors and subcontractors to BSP II property. Each Group shall also provide the other Group with reasonable proof of the same upon reasonable request from the other Group.
12.03 Waiver and Release of Liability for Insured Property Damage.
     (a) Notwithstanding anything in Sections 10.03, 10.04 or 11.01 of this Agreement to the contrary relating strictly to indemnification for property damage and applying only to insured property claims, the BSP I Owners waive and release the BSP II Owners and their respective employees, officers, directors, members, engineers, architects, contractors and subcontractors, from and against any and all claims, rights of recovery, causes of action or liability for physical damage to the BSP I Plant, the BSP I Joint Facilities or any BSP I Plant Property to the extent such damage is insured by any form of property insurance carried by the BSP I Owners and such damage is reimbursed to the BSP I Owners in accordance with the terms of the policy. Notwithstanding the foregoing release, if any such damage is caused in whole or in part by negligent, tortious or willful acts or omissions of the BSP II Owners or its employees, officers, directors, members, architects, engineers, contractors or subcontractors, then the BSP II Owners shall be responsible for, and shall pay immediately upon demand, any deductible amount paid by the BSP I Owners under the relevant insurance policies under this Section 12.03(a) and shall remain primarily responsible for any damage to the extent (i) the relevant insurers deny any claim for coverage under their respective policies, and (ii) if said damage is covered by the relevant policies but the amount of damage exceeds the policy limits, the amount of any excess cost required to remedy the damage. In addition, the BSP II Owners shall be responsible to the BSP I Owners (i) for lost Capacity and Energy as set forth in Sections 7.04 and 10.04 or any other non-property damage claim under those Sections, or (ii) for any claims for bodily injury or personal injury under Section 10.04. If the property insurance policy covering the BSP I Plant requires consent of the property insurer to the foregoing waiver and release, then the BSP I Owners shall, prior to the occurrence of any loss under such policy, obtain such consent in writing and deliver a copy thereof to the BSP II Owners. Nothing in the foregoing waiver and release shall be construed as limiting the right of the BSP I Owners to make claims for recovery under the relevant terms and conditions of

AMENDMENT NO. 1	PAGE 4
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     any insurance policies relating to the BSP I Plant, the BSP I Joint Facilities or any BSP I Plant Property.
     (b) The BSP I Owners further agree that the property damage waiver and release in Section 12.03(a) runs in favor of any employee, engineer, architect, contractor or subcontractor performing design, engineering or construction work for the BSP II Owners on BSP II or the Joint Facilities, except that no such employee, engineer, architect, contractor or subcontractor shall be liable for any deductibles due and owing out of any insured property damage or for amounts in excess of the property insurance carried by the BSP I Owners (the payment of such deductibles and dollar amounts in excess of property damage insurance shall be, as between the Parties only, the sole responsibility of the BSP II Owners).
     (c) The BSP II Owners shall pay the following: (i) if there is a significant insured property loss to the BSP I Plant (i.e., a loss in excess of $5,000,000) that is paid by the property insurer of the BSP I Plant and that is caused by the operations undertaken in connection with the construction of the BSP II Plant (a “Material Loss”), then, to the extent the Material Loss causes an increase in the property insurance premium assessed against the BSP I Plant, the BSP II Owners shall pay 100% of the amount of such increased premium cost for each of the three successive years in which such increased premium is assessed and (ii) during the period of pre-construction and construction activities conducted by the BSP II Owners pursuant to Section 10.03 (currently scheduled for June 2007) and for a period of two (2) calendar years after the first date of Commercial Operation at the BSP II Plant (currently scheduled for June 2011), the BSP II Owners shall pay to the BSP I Owners 20% of the annual premium for the commercial property insurance policy that covers the BSP I Plant (prorated for any partial policy term that occurs during the foregoing period).
12.04 Right to Purchase Extra Expense Replacement Power Insurance. At the written request of the BSP II Owners, the BSP I Owners shall, at the sole cost and expense of the BSP II Owners, obtain Extra Expense Replacement Power Insurance (or comparable loss of use insurance) for the BSP I Plant and/or the Joint Facilities insuring the BSP I Owners against the additional cost to replace lost Capacity or Energy suffered by the BSP I Owners as a result of damage to the BSP I Plant and/or the Joint Facilities that arises out of the design, engineering, construction, operation, maintenance or repair of the BSP II Plant or the Joint Facilities undertaken by the BSP II Owners or their respective employees, officers, directors, members, engineers, architects, contractors or subcontractors. The BSP I Owners and the BSP II Owners shall reasonably cooperate with each other and their respective insurance brokers in connection with the BSP I Owners’ procurement of such insurance. If the BSP II Owners request in writing that the BSP I Owners pursue procurement of such insurance, then the BSP II Owners shall reimburse the BSP I Owners for any direct costs that the BSP I Owners incur in procuring, or attempting to procure, such insurance. In no event shall the

AMENDMENT NO. 1	PAGE 5
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
BSP II Owners be obligated to pay any premiums or other costs in connection with the procurement of, or attempts to procure, such insurance unless it has requested in writing to the BSP I Owners that they procure such insurance. The final terms, conditions and premium cost for any insurance purchased pursuant to this Section 12.04 shall be reasonably acceptable to the Owners and the premium cost of any policy so purchased shall be paid for solely by the BSP II Owners. If the insurance contemplated by this Section 12.04 is purchased and issued, then the BSP I Owners agree that the waiver and release of liability for insured property damage contained in Section 12.03(a) hereof shall apply to the extent of insurance proceeds paid under such policy.
     3. Continuing Effect; Ratification. Except as expressly amended herein, all other terms, covenants and conditions contained in the Agreement shall continue to remain unchanged and in full force and effect and are hereby ratified and confirmed.
     4. Governing Law. This Amendment shall be interpreted and enforced in accordance with the laws of the State of South Dakota, notwithstanding any conflict of law provision to the contrary.
     5. Captions. All titles, subject headings, Section titles and similar items are provided for the purpose of reference and convenience and are not intended to affect the meaning of the content or scope of this Amendment.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one in the same instrument.
     7. Authority. Each signatory to this Amendment represents that he/she has the authority to execute and deliver this Amendment on behalf of the Party set forth above its signature.
[SIGNATURE PAGES FOLLOW –
THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

AMENDMENT NO. 1	PAGE 6
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

OWNERS: CENTRAL MINNESOTA MUNICIPAL POWER AGENCY
By:	/s/ Bob Elston
Bob Elston, President

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TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

GREAT RIVER ENERGY
By:	/s/ David Saggau
David Saggau,
President and Chief Executive Officer

AMENDMENT NO. 1	PAGE 8
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

HEARTLAND CONSUMERS POWER DISTRICT
By:	/s/ Michael McDowell
Michael McDowell, General Manager

AMENDMENT NO. 1	PAGE 9
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

MONTANA-DAKOTA UTILITIES CO., a division of MDU Resources Group, Inc.
By:	/s/ Bruce T. Imsdahl
Bruce T. Imsdahl,
President and Chief Executive Officer

AMENDMENT NO. 1	PAGE 10
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

NORTHWESTERN CORPORATION, doing business as NorthWestern Energy
By:	/s/ Michael J. Hanson
Michael J. Hanson,
President and Chief Executive Officer

AMENDMENT NO. 1	PAGE 11
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

OTTER TAIL CORPORATION, doing business as Otter Tail Power Company
By:	/s/ Charles S. MacFarlane
Charles S. MacFarlane, President

AMENDMENT NO. 1	PAGE 12
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY
By:	/s/ Raymond A. Hayward
Raymond A. Hayward,
Executive Director and CEO

AMENDMENT NO. 1	PAGE 13
TO JOINT FACILITIES AGREEMENT	JULY 13, 2006
     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Amendment shall be effective as of the Effective Date.

WESTERN MINNESOTA MUNICIPAL POWER AGENCY
By:	/s/ Thomas J. Heller
Thomas J. Heller, Assistant Secretary,
Assistant Treasurer